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                                                                  EXHIBIT (i)(2)

             LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP


                               November 23, 2009


Van Kampen Pennsylvania Tax Free Income Fund
522 Fifth Avenue
New York, New York 10036

                  Re:  Post-Effective Amendment No. 31 to the
                       Registration Statement on Form N-1A for
                       the Van Kampen Pennsylvania Tax Free Income
                       Fund (the "Registration Statement")
                       (File Nos. 33-11384 and 811-4983)
                       --------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                   Very truly yours,



                                   /s/ Skadden, Arps, Slate,
                                       Meagher & Flom LLP